Exhibit 99.1

Contact:	Investor Relations
W. Douglass Harris
William Lyon Homes
(949) 833-3600

WILLIAM LYON HOMES REPORTS FIRST QUARTER RESULTS;

NET INCOME UP 28%

Financial Highlights

2006 First Quarter

•	Net income of $26.2 million, up 28%

•	Earnings per diluted share of $3.02, up 28%

•	Consolidated operating revenue of $307.4 million, up 25%

•	Homebuilding gross margins of 25.4%, down 310 basis points

•	Quarter-end backlog of 1,357 homes, valued at $721.2 million

•	Net new home orders of 647, down 26%

NEWPORT BEACH, CA—May 5, 2006—William Lyon Homes (NYSE: WLS) today reported that net income for the first quarter ended March 31, 2006 increased 28% to $26,214,000, or $3.02 per diluted share, as compared to net income of $20,493,000, or $2.36 per diluted share, for the comparable period a year ago. Consolidated operating revenue increased 25% to $307,381,000 for the quarter ended March 31, 2006, as compared to $246,682,000 for the comparable period a year ago.

The Company’s consolidated results including joint ventures were as follows: The number of homes closed in the first quarter of 2006 was 581 homes, up 27% from 459 homes in the first quarter of 2005. At March 31, 2006, the backlog of homes sold but not closed totaled 1,357 homes, down 14% from 1,580 homes at March 31, 2005, and up 5% from 1,291 homes at December 31, 2005. The dollar amount of backlog of homes sold but not closed was

$721,183,000, down 17% from $871,192,000 a year ago, and up 4% from $691,627,000 at December 31, 2005. The Company’s cancellation rate for the three months ended March 31, 2006 was 28%, compared to 12% for the three months ended March 31, 2005.

During the last half of the fourth quarter of 2005, the Company began to experience some slowing in new orders in many of its markets, increases in cancellation rates and increasing pricing pressures from several of its competitors who initiated aggressive incentive and discounting programs. This softening in the Company’s markets is continuing into 2006. Net new home orders for the quarter ended March 31, 2006 were 647 homes, down 26% from 873 homes for the quarter ended March 31, 2005.

The average number of sales locations during the quarter ended March 31, 2006 was 48, up 26% from 38 in the comparable period a year ago, as a result of the Company’s focus begun in 2005 to increase the number of sales locations in each of its markets. The Company’s number of new home orders per average sales location decreased to 13.5 for the quarter ended March 31, 2006 as compared to 23.0 for the quarter ended March 31, 2005.

During the first quarter of 2006, the average sales price of homes (including joint ventures) was $529,100, down slightly from $533,000 for the comparable period a year ago. The lower average sales price reflects a change in product mix.

The consolidated homebuilding gross margin percentage decreased to 25.4% for the quarter ended March 31, 2006 from 28.5% for the quarter ended March 31, 2005. The lower gross margin percentages primarily reflect the close out of projects with higher average gross margin percentages, and a shift in product mix and increases in land costs which resulted in higher cost of sales when homes closed.

Selected financial and operating information for the Company, including joint ventures, is set forth in greater detail in the schedule attached to this press release.

* * * * * *

William Lyon Homes is one of the oldest and largest homebuilders in the Southwest with development communities in California, Arizona and Nevada and at March 31, 2006 had 49 sales locations. The Company’s corporate headquarters are located in Newport Beach, California.

Certain statements contained in this release that are not historical information contain forward-looking statements. The forward-looking statements involve risks and uncertainties and actual results may differ materially from those projected or implied. Further, certain forward-looking statements are based on assumptions regarding future events which may not prove to be accurate. Factors that may impact such forward-looking statements include, among others, changes in general economic conditions and in the markets in which the Company competes, the outbreak, continuation or escalation of war or other hostilities, including terrorism, involving the United States, changes in mortgage and other interest rates, changes in prices of homebuilding materials, weather, the occurrence of events such as landslides, soil subsidence and earthquakes that are uninsurable, not economically insurable or not subject to effective indemnification agreements, the availability of labor and homebuilding materials, changes in governmental laws and regulations, the timing of receipt of regulatory approvals and the opening of projects, and the availability and cost of land for future development, as well as the other factors discussed in the Company’s reports filed with the Securities and Exchange Commission.

WILLIAM LYON HOMES

SELECTED FINANCIAL AND OPERATING INFORMATION

(unaudited)

	Three Months Ended March 31,
	2006			2005
	Wholly-owned	Joint Ventures	Consolidated Total	Wholly-owned	Joint Ventures	Consolidated Total
Selected Financial Information
(dollars in thousands)
Homes closed	516	65	581	364	95	459

Home sales revenue	$271,220	$36,161	$307,381	$187,433	$57,223	$244,656
Cost of sales	(206,129)	(23,314)	(229,443)	(135,514)	(39,468)	(174,982)

Gross margin	$65,091	$12,847	$77,938	$51,919	$17,755	$69,674

Gross margin percentage	24.0%	35.5%	25.4%	27.7%	31.0%	28.5%

Number of homes closed
California	263	65	328	117	95	212
Arizona	99	—	99	126	—	126
Nevada	154	—	154	121	—	121

Total	516	65	581	364	95	459

Average sales price
California	$640,800	$556,300	$624,100	$867,100	$602,400	$748,500
Arizona	417,900	—	417,900	287,300	—	287,300
Nevada	398,100	—	398,100	411,400	—	411,400

Total	$525,600	$556,300	$529,100	$514,900	$602,400	$533,000

Number of net new home orders
California	296	96	392	376	205	581
Arizona	116	—	116	159	—	159
Nevada	139	—	139	133	—	133

Total	551	96	647	668	205	873

Average number of sales locations during period
California	24	7	31	15	9	24
Arizona	6	—	6	6	—	6
Nevada	11	—	11	8	—	8

Total	41	7	48	29	9	38

WILLIAM LYON HOMES

SELECTED FINANCIAL AND OPERATING INFORMATION (Continued)

(unaudited)

	As of March 31,
	2006			2005
	Wholly- owned	Joint Ventures	Consolidated Total	Wholly- owned	Joint Ventures	Consolidated Total
Backlog of homes sold but not closed at end of period
California	641	154	795	616	355	971
Arizona	413	—	413	515	—	515
Nevada	149	—	149	94	—	94

Total	1,203	154	1,357	1,225	355	1,580

Dollar amount of homes sold but not closed at end of period (in thousands)
California	$459,291	$77,222	$536,513	$453,105	$224,482	$677,587
Arizona	133,658	—	133,658	157,306	—	157,306
Nevada	51,012	—	51,012	36,299	—	36,299

Total	$643,961	$77,222	$721,183	$646,710	$224,482	$871,192

Lots controlled at end of period Owned lots
California	4,237	1,225	5,462	3,716	1,350	5,066
Arizona	2,721	1,738	4,459	3,766	—	3,766
Nevada	1,460	—	1,460	1,072	—	1,072

Total	8,418	2,963	11,381	8,554	1,350	9,904

Optioned lots (1)
California			4,101			4,060
Arizona			6,012			5,421
Nevada			2,137			1,272

Total			12,250			10,753

Total lots controlled
California			9,563			9,126
Arizona			10,471			9,187
Nevada			3,597			2,344

Total			23,631			20,657

(1)	Optioned lots may be purchased by the Company as wholly-owned projects or may be purchased by newly formed joint ventures.

WILLIAM LYON HOMES

CONSOLIDATED STATEMENTS OF INCOME

(in thousands except per common share amounts)

(unaudited)

	Three Months Ended March 31,
	2006	2005
Operating revenue
Home sales	$307,381	$244,656
Lots, land and other sales	—	2,026

	307,381	246,682

Operating costs
Cost of sales - homes	(229,443)	(174,982)
Cost of sales - lots, land and other	(430)	(1,813)
Sales and marketing	(13,124)	(11,115)
General and administrative	(18,589)	(17,441)
Other	(826)	(682)

	(262,412)	(206,033)

Equity in income (loss) of unconsolidated joint ventures	3,638	(411)

Minority equity in income of consolidated entities	(5,226)	(6,260)

Operating income	43,381	33,978
Financial advisory expenses	(1,500)	—
Other income (loss), net	1,241	(105)

Income before provision for income taxes	43,122	33,873
Provision for income taxes	(16,908)	(13,380)

Net income	$26,214	$20,493

Earnings per common share
Basic	$3.03	$2.38

Diluted	$3.02	$2.36

WILLIAM LYON HOMES

CONSOLIDATED BALANCE SHEETS

(in thousands except number of shares and par value per share)

	March 31, 2006	December 31, 2005
	(unaudited)
ASSETS
Cash and cash equivalents	$24,994	$52,369
Receivables	33,092	143,481
Real estate inventories	1,544,545	1,419,248
Investments in and advances to unconsolidated joint ventures	1,527	397
Property and equipment, less accumulated depreciation of $10,517 and $9,936 at March 31, 2006 and December 31, 2005, respectively	18,577	18,553
Deferred loan costs	12,082	12,323
Goodwill	5,896	5,896
Other assets	39,027	38,735

	$1,679,740	$1,691,002

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$56,067	$67,326
Accrued expenses	119,781	181,068
Notes payable	199,959	125,619
7 5/8% Senior Notes due December 15, 2012	150,000	150,000
10 3/4% Senior Notes due April 1, 2013	246,989	246,917
7 1/2% Senior Notes due February 15, 2014	150,000	150,000

	922,796	920,930

Minority interest in consolidated entities	186,734	227,178

Stockholders’ equity
Common stock, par value $.01 per share; 30,000,000 shares authorized; 8,652,067 shares issued and outstanding at March 31, 2006 and December 31, 2005, respectively; 1,275,000 shares issued and held in treasury at March 31, 2006 and December 31, 2005, respectively	86	86
Additional paid-in capital	36,506	35,404
Retained earnings	533,618	507,404

	570,210	542,894

	$1,679,740	$1,691,002

WILLIAM LYON HOMES

SUPPLEMENTAL FINANCIAL INFORMATION

SELECTED FINANCIAL DATA (dollars in thousands except per share data):

	Three Months Ended March 31,		Last Twelve Months Ended March 31,
	2006	2005	2006	2005
Net income	$26,214	$20,493	$196,352	$176,733
Net cash (used in) provided by operating activities	$(77,753)	$(168,338)	$46,051	$105,778
Interest incurred	$18,671	$15,203	$76,608	$62,540
Adjusted EBITDA (1)	$52,799	$42,662	$381,164	$356,095
Ratio of adjusted EBITDA to interest incurred			4.98x	5.69x

Balance Sheet Data

	March 31,
	2006	2005
Stockholders’ equity per share	$65.90	$42.66
Stockholders’ equity	$570,210	$367,602
Total debt	746,948	703,117

Total book capitalization	$1,317,158	$1,070,719

Ratio of debt to total book capitalization	56.7%	65.7%
Ratio of debt to total book capitalization (net of cash)	55.9%	64.6%
Ratio of debt to LTM adjusted EBITDA	1.96x	1.97x
Ratio of debt to LTM adjusted EBITDA (net of cash)	1.89x	1.88x

(1)

Adjusted EBITDA means consolidated net income plus (i) provision for income taxes, (ii) interest expense, (iii) amortization of capitalized interest included in cost of sales, (iv) depreciation and amortization and (v) cash distributions of income from unconsolidated joint ventures less equity in income of unconsolidated joint ventures. Other companies may calculate Adjusted EBITDA differently. Adjusted EBITDA is not a financial measure prepared in accordance with U.S. generally accepted accounting principles. Adjusted EBITDA is presented herein because it is a component of certain covenants in the Indentures governing the Company’s 7 5/8% Senior Notes, 10 3/4% Senior Notes and 7 1/2% Senior Notes (“Indentures”). In addition, management believes the presentation of Adjusted EBITDA provides useful information to the Company’s investors regarding the Company’s financial condition and results of operations because Adjusted EBITDA is a widely utilized financial indicator of a company’s ability to service and/or incur debt. The calculations of Adjusted EBITDA below are presented in accordance with the requirements of the Indentures. Adjusted EBITDA should not be considered as an alternative for net income, cash flows from operating activities and other consolidated income or cash flow statement data prepared in accordance with accounting principles generally accepted in the United States or as a measure of profitability or liquidity. A reconciliation of net income to Adjusted EBITDA is provided as follows:

	Three Months Ended March 31,		Last Twelve Months Ended March 31,
	2006	2005	2006	2005
Net income	$26,214	$20,493	$196,352	$176,733
Provision for income taxes	16,908	13,380	127,677	116,537
Interest expense:
Interest incurred	18,671	15,203	76,608	62,540
Interest capitalized	(18,671)	(15,203)	(76,608)	(62,540)
Amortization of capitalized interest in cost of sales	10,135	7,855	58,028	60,186
Depreciation and amortization	581	523	2,150	1,625
Cash distributions of income from unconsolidated joint ventures	2,599	—	5,307	—
Equity in (income) loss of unconsolidated joint ventures	(3,638)	411	(8,350)	1,014

Adjusted EBITDA	$52,799	$42,662	$381,164	$356,095

A reconciliation of net cash (used in) provided by operating activities to Adjusted EBITDA is provided as follows:

	Three Months Ended March 31,		Last Twelve Months Ended March 31,
	2006	2005	2006	2005
Net cash (used in) provided by operating activities	$(77,753)	$(168,338)	$46,051	$105,778
Interest expense:
Interest incurred	18,671	15,203	76,608	62,540
Interest capitalized	(18,671)	(15,203)	(76,608)	(62,540)
Amortization of capitalized interest in costs of sales	10,135	7,855	58,028	60,186
Non-cash impairment charge	—	—	(4,600)	—
State income tax refund from pre-quasi built-in losses	(10)	—	(1,855)	—
Minority equity in income of consolidated entities	(5,226)	(6,260)	(36,537)	(51,661)
Net changes in operating assets and liabilities:
Receivables	(110,389)	(13,398)	7,188	(10,078)
Real estate inventories	139,225	163,257	208,208	152,767
Deferred loan costs	(241)	(338)	(1,562)	139
Other assets	8,696	1,828	13,041	6,159
Accounts payable	11,259	(9,412)	(7,291)	1,880
Accrued expenses	77,103	67,468	100,493	90,925

Adjusted EBITDA	$52,799	$42,662	$381,164	$356,095